Exhibit 10.32

EXECUTION VERSION
AMENDMENT NO. 1 TO
CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of December 14, 2011 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of April 12, 2011 (the “Credit Agreement”), by and among CNX Gas Corporation (the “Borrower”), the lenders and agents party thereto and PNC Bank, National Association, as administrative agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.
WITNESSETH
WHEREAS, the Borrower has requested the amendments to the Credit Agreement set forth herein.
NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:
1.Amendments.

(a)Investments. Section 8.2.4 of the Agreement is hereby amended by (i) deleting the word “and” at the end of clause (h) thereof, (ii) deleting the period at the end of clause (i) thereof and (iii) adding the following clauses (j) and (k) at the end of such section:

“(j)    Investments in CONSOL in the form of loans or advances in an aggregate amount not to exceed $600,000,000; provided that at the time of any such Investments, (x) no Event of Default or Potential Default shall exist or shall result from such Investment, (y) the Leverage Ratio is 3.0 to 1.0 or less, and (z) the Revolving Facility Usage does not exceed 75% of the lesser of the Borrowing Base and the Revolving Credit Commitment; provided, further, that all payments under any Guaranty permitted by Section 8.2.3(a) and all payments pursuant to Section 8.2.5(b) shall reduce the amount of Investments permitted by this Section 8.2.4(j); and
(k)    Investments made in the form of (i) assets constituting Significant Gathering Systems and (ii) cash in any Joint Venture in which the Borrower or any Loan Party participates for the development or operation of the Significant Gathering Systems, which cash Investments are made in the ordinary course of business of such Joint Venture.”
(b)Dividends. Clause (b) of Section 8.2.5(b) is hereby amended and restated as follows:
“(b)    dividends payable by the Borrower on common stock of the Borrower and purchases or redemptions by the Borrower of its common stock in an aggregate amount after the Closing Date not to exceed $600,000,000; provided that at the time of any such dividend, purchase or redemption and after giving effect thereto, (x) no Event of Default or Potential Default shall exist or shall result from such dividend, purchase or redemption, (y) the Leverage Ratio is 3.0 to 1.0 or less, and (z) the Revolving Facility Usage does not exceed 75% of the lesser of the Borrowing Base and the Revolving Credit Commitment; provided, further, that all payments under any Guaranty permitted by Section 8.2.3(a) and all Investments pursuant to Section 8.2.4(j) shall reduce the amount of dividends, purchases and redemptions permitted by this Section 8.2.5(b); and”.
(c)Dispositions of Assets. Section 8.2.7 of the Agreement is hereby amended by (i) deleting the word “or” at the end of clause (g) thereof, (ii) deleting the period and adding “; or” at the end of clause (h) thereof and (iii) adding the following clause (i) at the end of such section:

“(i)    Investments made pursuant to Section 8.2.4.”
2.Condition Precedent. This Amendment shall be effective upon completion of each of the following conditions to the satisfaction of the Administrative Agent

(a)Execution and Delivery of Amendment. The Borrower shall have executed this Amendment, and the Administrative Agent shall have received consent from the Required Lenders to execute and shall have executed this Amendment.

(b)Fees. The Borrower shall have paid all reasonable legal fees and expenses of counsel to the Administrative Agent for the preparation and execution of this Amendment.

(c)Representations and Warranties. After giving effect to this Amendment, the representations and warranties in the Loan Documents are true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(d)No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

3.Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, conditions, representations, warranties and covenants contained in the Loan Documents shall continue in full force and effect, including without limitation, all liens and security interests granted pursuant to the Loan Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement on and after the effectiveness of this Amendment and all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

4.Counterparts. This Amendment may be executed by different parties hereto in any number of separate counterparts, each of which, when so executed and delivered shall be an original and all such counterparts shall together constitute one and the same instrument.

5.Severability. If any term of this Amendment or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Amendment or any other application of such term shall in no way be affected thereby.

6.Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the amendments to the Credit Agreement contemplated hereby and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to such amendments. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Amendment, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

7.Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

[SIGNATURE PAGE TO AMENDMENT NO. 1
TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

CNX GAS CORPORATION

By:	/s/ John M. Reilly
Name:	John M. Reilly
Title:	Vice President & Treasurer

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Adam H. Fey
Name:	Adam H. Fey
Title:	Director

BANK OF MONTREAL, CHICAGO BRANCH

By:	/s/ Yaco Uba Kane
Name:	Yaco Uba Kane
Title:	Vice President

BOKF, NA dba Bank of Oklahoma, as a Lender

By:	/s/ Jason B. Webb
Name:	Jason B. Webb
Title:	Vice President

Branch Banking and Trust Company, as a Lender

By:	/s/ Ryan K. Michael
Name:	Ryan K. Michael
Title:	Senior Vice President

Capital One, National Association, as a Lender

By:	/s/ Nancy M. Mak
Name:	Nancy M. Mak
Title:	Vice President

CIBC Inc., as a Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Richard Antl
Name:	Richard Antl
Title:	Authorized Signatory

COMERICA BANK, as a Lender

By:	/s/ John S. Lesikar
Name:	John S. Lesikar
Title:	Assistant Vice President

COMMONWEALTH BANK OF AUSTRALIA, as a Lender

By:	/s/ Greg A. Calone
Name:	Greg A. Calone
Title:	Head of Natural Resources - Americas

COMPASS BANK, as a Lender

By:	/s/ Trey Lewis
Name:	Trey Lewis
Title:	Assistant Vice President

Credit Agricole Corporate and Investment Bank, as a Lender

By:	/s/ Matthias Guillet
Name:	Matthias Guillet
Title:	Director

By:	/s/ Melvin Smith
Name:	Melvin Smith
Title:	Vice President

Fifth Third Bank, as a Lender

By:	/s/ Jim Janovsky
Name:	Jim Janovsky
Title:	Vice President

First National Bank of Pennsylvania, as a Lender

By:	/s/ Anthony M. Marfisi
Name:	Anthony M. Marfisi
Title:	Senior Vice President and Regional Manager

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ashwin Ramakrishna
Name:	Ashwin Ramakrishna
Title:	Authorized Signatory

ING CAPITAL LLC, as a Lender

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

NATIXIS, as a Lender

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Managing Director

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender Individually and as Administrative Agent

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

Fifth Third Bank, as a Lender

By:	/s/ Jim Janovsky
Name:	Jim Janovsky
Title:	Vice President

First National Bank of Pennsylvania, as a Lender

By:	/s/ Anthony M. Marfisi
Name:	Anthony M. Marfisi
Title:	Senior Vice President and Regional Manager

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ashwin Ramakrishna
Name:	Ashwin Ramakrishna
Title:	Authorized Signatory

ING CAPITAL LLC, as a Lender

By:	/s/ Charles Hall
Name:	Charles Hall
Title:	Managing Director

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

NATIXIS, as a Lender

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Managing Director

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender Individually and as Administrative Agent

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

Soverign Bank, as a Lender

By:	/s/ Daniela Hofer-Gautschi
Name:	Daniela Hofer-Gautschi
Title:	Vice President

TD Bank, N.A., as a Lender

By:	/s/ Marla Willner
Name:	Marla Willner
Title:	Senior Vice President

The Bank of Nova Scotia, as a Lender

By:	/s/ Frank Sandler
Name:	Frank Sandler
Title:	Managing Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By:	/s/ Andrew Oram
Name:	Andrew Oram
Title:	Managing Director

The Huntington National Bank, as a Lender

By:	/s/ Chad A. Lowe
Name:	Chad A. Lowe
Title:	Vice President

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/ Sanjay Remond
Name:	Sanjay Remond
Title:	Authorised Signatory

TriState Capital Bank, as a Lender

By:	/s/ Paul J. Oris
Name:	Paul J. Oris
Title:	Senior Vice President

Union Bank, as a Lender

By:	/s/ Bradley Kraus
Name:	Bradley Kraus
Title:	Investment Banking Officer

U.S. Bank National Association, as a Lender

By:	/s/ Tyler Fauerback
Name:	Tyler Fauerbach
Title:	Vice President

Wells Fargo, N.A., as a Lender

By:	/s/ Joseph Rottinghaus
Name:	Joseph Rottinghaus
Title:	Assistant Vice President